SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: October 13, 2006

LFG International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-103986	98-0384073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15321 Main Street NE

Suite 102

PO Box 5000 PMB

Duvall, WA 98019

(Address of principal executive offices)

Registrant's telephone number, including area code: (425) 788-9823

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Principal Executive Officers; Election of Directors; Appointment of Executive Officers

On October 13, 2006, the Company appointed Ken Martin as CEO and a member of the Board of Directors. Additionally, the Company appointed Harold Hartz and Lin Xiao as members of the Board of Directors. Mr. Martin does not have an employment agreement with the Company at this time. Following is a brief description of each individuals prior business experience.

Ken Martin is the Director and Chief Executive Officer of Nano-Jet Corporation, a Nevada Corporation. Mr. Martin, founder of International Telcom Solutions, Inc. (ITS) has an extensive international background in the telephoney industry spanning fifteen years. Through a vast global network Mr. Martin negotiates government level contracts for VOIP (Voice over the Internet Protocol). To date he has initialized contracts for Russia, Germany, Poland, Ukraine, Italy and Malta. Current negotiations underway include Thailand, Viet Nam, Lebanon, Turkey, Jordan, France, Cyprus, China, and former Russian States. He is also the owner of a telecommunications company and the founder of an International telecommunications company since 1992. He has negotiated multi-million dollar contracts with governments and major companies. He is also a senior advisor for The Imperiali Organization who's Chairman is a 2008 presidential candidate www.imperiali.org

Xiao Lin is the Managing Director Nano-Jet Corp. He is also the Managing Director and shareholder of KangHe Handels GmbH, Hanseatic ProMotion GmbH, Managing Director of Firma Pan American Handels GmbH, also executive director Europe International Holdings Group Ltd; Hong Kong. Mr. Lin has negotiated major manufacturing contracts throughout Europe and Asia with such companies as Mercedes Benz, Airbus, Repower, and China Shipbuilding and is well connected to numerous manufacturers of automobiles, trucks, and motorcycles throughout Europe and Asia.

Harry Hartz is the Managing Director Nano-Jet Corporation in Germany. Mr. Hartz has traveled extensively in Eastern European block countries and lived in Asia. He has many high-ranking contacts throughout the world and in particular China, Poland, Baltic States and Germany. Mr. Hartz was formerly employed as an inspector and manager of ORO Frucht -Import GmbH. Mr. Hartz will lead the Company's sales effort in the European market through a network of established representatives.

None of the above-selected Board members has been appointed to committee of the Board of Directors. There are no family relationships among directors or executive officers. The above named individuals received stock of the Company pursuant to a Merger Agreement, entered into on September 30, 2006. Details pertaining to this transaction have been reported on Current Report on Form 8-K, filed with the Commission on October 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LFG INTERNATIONAL, INC.

October 18, 2006                                            /s/ Lyle Durham

Date                                                                 Lyle Durham, Chief Executive Officer